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                                                                   EXHIBIT 10.22

                                  AMENDMENT TO
                      ORTHODONTIC CENTERS OF AMERICA, INC.
                              STOCK POOL II PROGRAM

                                    PREAMBLE

         WHEREAS, on November 9, 2001, a wholly-owned subsidiary of Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), merged with and into OrthAlliance, Inc., a Delaware corporation ("OrthAlliance"), and OrthAlliance thereby became a wholly-owned subsidiary of OCA (the "Merger");

         WHEREAS, OCA established the Orthodontic Centers of America, Inc. Stock Pool II Program (the "Program") through which OCA may grant shares of its common stock, $.01 par value per share ("OCA Common Stock"), to certain eligible individuals (each such eligible individual, a "Participant") who are OrthAlliance Affiliated Practitioners and who timely executed and delivered either an Amendment to OrthAlliance Service/Consulting Agreement and Amendment to Employment Agreement or OCA Business Services Agreement, subject to the terms described therein;

         WHEREAS, all capitalized terms not defined herein shall have the meaning ascribed to such terms in the Program; and

         WHEREAS, OCA desires to amend the terms of the Program as set forth herein (the "Amendment").

         NOW, THEREFORE, OCA hereby amends the Program as follows:

         1. Amendment to Timing and Conditions of Grants. Section 2.2(a) of the Program is deleted in its entirety and the following text substituted in lieu thereof:

                  "(a) For each Participant, 25% of the total number of shares of OCA Common Stock (rounded to the nearest whole number) to be awarded to such Participant under the Program will be issued to such Participant following each of the first, second, third and fourth anniversaries (each such anniversary date, a "Vesting Date") of the Applicable Date (as defined below) with respect to such Participant, if, and only if, the amount of Service Fees paid to OCA, OrthAlliance or their subsidiaries by the Participant and/or the PC owned by and employing such Participant during and with respect to the 12 calendar months immediately preceding that particular Vesting Date is at least 90% (the "90% Minimum Target") of the amount of the Applicable Participant's Service Fees During the 12 Months Ended October 31, 2001.

                  For purposes of the Program, "Applicable Date" means: (A) November 9, 2001 (the effective date of the Merger) for each Participant who executes and delivers to OCA his or her Amendments or Business Services Agreement, a Participation Agreement and an Investor Suitability Questionnaire as provided in Sections 1.2, 1.4 and 1.5 hereof by no later than 5:00 p.m. (Central Time) on August 1, 2002; and
         (B) for each of the other Participants, the last day of the month during which the Participant executes and delivers to OCA his or her Amendments or Business Services Agreement, a Participation Agreement and an Investor Suitability Questionnaire as provided in Sections 1.2,
         1.4 and 1.5 hereof."

         2. Amendment to Calculation of Original Principal Amount of Promissory
Note in Lieu of Shares. Section 2.3(a) of the Program is deleted in its entirety and the following text substituted in lieu thereof:

                  "(a) Promissory Note. During the 30 calendar days ending on and including the first Vesting Date, a Participant may make a one-time, permanent election (as provided below) as to all shares of OCA Common Stock that the Participant may be issued under the Program, to receive, in lieu and full substitution of any and all shares of OCA Common Stock that would otherwise be issued to such Participant pursuant to Sections 2.1 and 2.2 of the Program, a non-transferable, non-negotiable promissory note from OCA or a


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         subsidiary thereof selected by OCA substantially in the form and substance of the form of Promissory Note attached as Exhibit E hereto ("Promissory Note"), in an original principal amount equal to the product of:

                  (x)      the Applicable Stock Price (as defined below),

                  TIMES

                  (y) the total, maximum number of shares of OCA Common Stock that would otherwise be issued to such Participant pursuant to Section 2.1 of the Program (notwithstanding the vesting conditions set forth in Section 2.2).

         For purposes of the Program:

                  o "Applicable Stock Price" means: (A) the sum of (x) $1.00, plus (y) the greater of $26.00 or the 10-Day Average Closing Price, for each Participant who executes and delivers to OCA his or her Amendments or Business Services Agreement, a Participation Agreement and an Investor Suitability Questionnaire as provided in Sections 1.2, 1.4 and 1.5 hereof by no later than 5:00 p.m. (Central Time) on August 1, 2002, and (B) the greater of $26.00 or the 10-Day Average Closing Price, for each of the other Participants.

                  o "10-Day Average Closing Price" means the average closing price per share of OCA Common Stock reported on the New York Stock Exchange during the 10 trading day period immediately following the date on which the Participant executes and delivers to OCA his or her Amendments or Business Services Agreement, and Participation Agreement and Investor Suitability Questionnaire as provided in Sections 1.2, 1.4 and 1.5 hereof."

         3. No Other Changes. Except as set forth in this Amendment, the terms and conditions of the Program shall remain in place and shall not be altered or amended, except by any further amendment to the Program made in accordance with the terms of Program.

         4. Rules of Construction. Headings are given to the sections of this Amendment solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         5. Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under this Amendment, to the extent that federal law does not apply.



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         IN WITNESS WHEREOF, the undersigned officer has executed this document effective as of July 11, 2002.

                               ORTHODONTIC CENTERS OF AMERICA, INC.



                               By: /s/ Bartholomew F. Palmisano, Sr.
                                  ---------------------------------------------
                                       Bartholomew F. Palmisano, Sr.
                                       Chairman of the Board, President
                                       and Chief Executive Officer




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